SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2013

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. (the Company) held its 2013 annual meeting of shareholders on May 22, 2013. At the meeting shareholders:

•	elected all 12 directors nominated by the Board of Directors;
•	ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013;
•	approved, on an advisory basis, the Company’s executive compensation as set forth in the 2013 proxy statement; and
•	did not approve a shareholder proposal presented at the meeting on the separation of the role of Chairman and Chief Executive Officer.

Set forth below are the final voting results for each of the proposals.

Proposal 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Vote
Gail Koziara Boudreaux	335,943,064	3,941,229	2,189,070	70,986,377
Fredric W. Corrigan	336,010,264	3,849,151	2,213,948	70,986,377
Richard K. Davis	336,550,604	3,323,540	2,199,219	70,986,377
Benjamin G.S. Fowke III	328,124,680	9,053,189	4,895,494	70,986,377
Albert F. Moreno	334,137,134	5,703,529	2,232,700	70,986,377
Richard T. O’Brien	336,718,583	3,110,036	2,244,744	70,986,377
Christopher J. Policinski	333,696,331	6,122,668	2,254,364	70,986,377
A. Patricia Sampson	333,666,486	5,815,211	2,591,665	70,986,377
James J. Sheppard	336,509,441	3,340,611	2,223,310	70,986,377
David A. Westerlund	336,410,291	3,394,835	2,268,237	70,986,377
Kim Williams	336,462,720	3,452,405	2,158,237	70,986,377
Timothy V. Wolf	336,546,847	3,201,983	2,324,532	70,986,377

Proposal 2 — Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013.

Votes For	Votes Against	Votes Abstained
406,397,224	4,798,320	1,864,196

Proposal 3 —Advisory vote on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
320,569,118	16,829,399	4,670,584	70,990,639

Proposal 4 — Shareholder proposal on the separation of the role of the Chairman and Chief Executive Officer.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,751,660	266,469,051	3,848,390	70,990,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2013	Xcel Energy Inc.
(a Minnesota corporation)

/s/ Judy M. Poferl
Judy M. Poferl
Vice President and Corporate Secretary